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As filed with the U.S. Securities and Exchange Commission, via EDGAR, on September 28, 2005

Sec Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

GMH Communities Trust
(Exact name of registrant as specified in its governing instruments)

10 Campus Boulevard, Newtown Square, Pennsylvania 19073 (610) 355-8000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph M. Macchione, Esquire
Senior Vice President and General Counsel
10 Campus Boulevard, Newtown Square, Pennsylvania 19073
(610) 355-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:
Justin W. Chairman, Esquire Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, Pennsylvania 19103-2921 (215) 963-5000 (215) 963-5001 (facsimile)	Daniel M. LeBey, Esquire S. Gregory Cope, Esquire Hunton & Williams LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, Virginia 23219-4074 (804) 788-8200 (804) 788-8218 (facsimile)

Approximate date of commencement of the proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☒ 333-128081.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount of Registration Fee	Proposed Maximum Aggregate Offering Price(1)

Common Shares of Beneficial Interest, $0.001 par value	$17,738,750	$2,088

(1)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

Incorporation By Reference of Registration Statement on Form S-11, File No. 333-128081.

        GMH Communities Trust (the "Registrant") hereby incorporates by reference into this Registration Statement on Form S-11 in its entirety the Registration Statement on Form S-11, as amended (File No. 333-128081), filed with the Securities and Exchange Commission, and declared effective on September 28, 2005, by the Securities and Exchange Commission, including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

        All exhibits filed with or incorporated by reference in Registration Statement No. 333-128081 are incorporated by reference into, and shall be deemed a part of this Registration Statement, except the following which are filed herewith.

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP (Philadelphia office).
23.2	Consent of Ernst & Young LLP (Houston office).
23.3	Consent of Mantas, Ohlinger, McGary & Quinn, P.C.
24.1	Power of Attorney (Exhibit 24.1).(1)

(1)
Except as set forth herein, included on signature pages to Registration Statement on Form S-11 (File No. 333-128081) filed with the Securities and Exchange Commission and declared effective on September 28, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 pursuant to Rule 462(b) and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newtown Square, Pennsylvania, on the 28th day of September, 2005.

GMH COMMUNITIES Trust
By:	/s/ BRUCE F. ROBINSON Bruce F. Robinson President of Military Housing Business

        Pursuant to the requirements of the Securities Act of 1933, as amended, and, pursuant to Rule 462(b), this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gary M. Holloway, Sr.	President, Chief Executive Officer and Chairman of our Board of Trustees (Principal Executive Officer)	September 28, 2005
/s/ BRUCE F. ROBINSON Bruce F. Robinson	President of Military Housing Business and Trustee	September 28, 2005
* Bradley W. Harris	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 28, 2005
* Frederick F. Buchholz	Trustee	September 28, 2005
* RADM James W. Eastwood	Trustee	September 28, 2005
* Michael D. Fascitelli	Trustee	September 28, 2005

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* Steven J. Kessler	Trustee	September 28, 2005
* Denis J. Nayden	Trustee	September 28, 2005
* Dennis J. O'Leary	Trustee	September 28, 2005
* Richard A. Silfen	Trustee	September 28, 2005
*By:	/s/ BRUCE F. ROBINSON Bruce F. Robinson Attorney-in-Fact

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES